UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2010

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 1, 2008, David G. Maffucci was elected a director of Xerium Technologies, Inc. (the “Company”). In 2008-2009, the Company faced unprecedented challenges regarding its debt structure and a difficult economic environment. During that time, the Board of Directors approached Mr. Maffucci to assume the role of Executive Vice President and Chief Financial Officer. He agreed to take on such additional responsibilities and on May 27, 2009 he assumed that position. For the last year he was instrumental to the Company’s efforts to restructure its debt and reposition the Company for the future. The Company successfully completed its restructuring initiative through a pre-packaged bankruptcy in May of this year, at which time Mr. Maffucci stepped down from the Board.

On June 30, 2010, Mr. Maffucci announced his resignation as Executive Vice President and Chief Financial Officer, which is expected to become effective at the end of August of this year. The Company is pursuing a national search to fill the position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: July 6, 2010	By:	/S/ STEPHEN R. LIGHT
	Name:	Stephen R. Light
	Title:	President, Chief Executive Officer and Chairman